EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Direct Insite Corp. on Form S-8 [File No. 333-144015] of our report dated March 26, 2014, with respect to our audits of the financial statements of Direct Insite Corp. as of December 31, 2013 and 2012 and for the years the ended, which report is included in this Annual Report on Form 10-K of Direct Insite Corp. for the year ended December 31, 2013.

/s/ Marcum LLP

Marcum LLP
Fort Lauderdale, Florida
March 26, 2014